Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of ONEOK, Inc., on Form S-8 (File No. 333-121769) of our report dated June 24, 2010, on our audit of the financial statements and financial statement schedule of the Profit Sharing Plan as of December 31, 2009 and 2008, and for the year ended December 31, 2009, which report is included in this Annual Report on Form 11-K.

                                                            /s/ BKD LLP

Tulsa, Oklahoma
June 24, 2010